UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): July 5, 2013

eCrypt Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	000-1449574	32-0201472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Table Mesa Drive Boulder, Colorado 80305
(Address of principal executive offices)

Registrant’s telephone number, including area code:  1.866.241.6868

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 5, 2013, eCrypt Technologies, Inc., (the “Company”), a Colorado corporation, entered into an Amendment to the Consulting Agreement (the “Amendment”) with Gabriel Rosu amending certain terms and conditions under which Mr. Rosu serves as the Chief Technology Officer of the Company.  The Amendment was entered into on July 5, 2013, to be effective as of June 1, 2012.  The Amendment revises Exhibit A to the initial Consulting Agreement dated May 26, 2010 (the “Consulting Agreement”) to revise the terms and conditions regarding the required minimum hours to be worked by Mr. Rosu and the monthly compensation to be paid to Mr. Rosu for his services.  Pursuant to the terms and conditions of the Amendment, effective June 1, 2012, Mr. Rosu is no longer required to work a minimum of 160 hours per month and is no longer paid annual compensation of $95,000.  Under the Amendment Mr. Rosu works for the Company on an as needed basis and is paid $60.00 per hour for his services to the Company.  Except as specifically modified by the Amendment, the Consulting Agreement, and all exhibits thereto, remain in full force and effect.

The foregoing description of the Amendment and accompany exhibit does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment and accompanying exhibit, which is filed as Exhibit 10.13 hereto and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

10.13

Consulting Agreement and accompanying exhibits dated July 5, 2013, effective June 1, 2012, by and between eCrypt Technologies, Inc. and Gabriel Rosu.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECRYPT TECHNOLOGIES, INC.

Date: July 9, 2013

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By:  /S/ Brad Lever

Brad Lever, Chief Executive Officer, Chief Financial Officer, Director

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